Exhibit 10.1

PROMISSORY NOTE

Principal Amount: up to $2,000,000          As of December 31, 2021

Sculptor Acquisition Corp I, a Cayman Islands exempted company  (“Maker”) promises to pay to the order of Sculptor Acquisition Sponsor I, a Cayman Islands limited liability company, or its registered assigns or successors in interest (“Payee”) the principal sum of Two Million Dollars ($2,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the maturity date in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.
Principal. The entire unpaid principal balance of this Note shall be repayable on the consummation of the Maker’s merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering.

2.
Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.
Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.
Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)
Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days following the date when due.

(b)
Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)
Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.
Remedies.

(a)
Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)
Upon the occurrence of an Event of Default specified in Sections 4(b) or 4(c) hereof, the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.
Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert up to the principal balance of this Note, at the option of the Payee, into warrants (“Warrants”) of the Maker at a price of $1.00 per Warrant, each Warrant being identical to the “private placement warrant” (as defined in Maker’s final prospectus in connection with its initial public offering (“IPO”)). As promptly after notice by Payee to Maker to convert the principal balance of this Note, which must be made at least 24 hours prior to the consummation of the Business Combination, as reasonably practicable and after Payee’s surrender of this Note, Maker shall have issued and delivered to Payee, without any charge to Payee, in book-entry form or a certificate or certificates (issued in the name(s) requested by Payee) for the number of Warrants of Maker issuable upon the conversion of this Note.

7.
Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.
Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.
Notices. Any notice called for hereunder shall be deemed properly given if (i)  sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Sculptor Acquisition Corp I
9 West 57th Street, 39th Floor
New York, NY 10019

If to Payee:

Sculptor Acquisition Sponsor I
9 West 57th Street, 39th Floor
New York, NY 10019

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.
Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

11.
Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.
Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement prior to the consummation of the IPO were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13.
Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.
Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Executive Officer as of the day and year first above written.

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SCULPTOR ACQUISITION CORP I

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer

SCULPTOR ACQUISITION SPONSOR I

By:	/s/ Wayne Cohen
Name:	Wayne Cohen
Title:	Authorized Person

[Signature Page to Promissory Note]